Exhibit 99.1

SemiLEDs Reports Fourth Quarter and Fiscal Year End 2013

Financial Results

Hsinchu, Taiwan (November 19, 2013) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the fiscal fourth quarter and full year 2013, ended August 31, 2013.

Revenue for the fourth quarter of fiscal 2013 was $3.4 million, a 38% decrease compared to $5.5 million in the fourth quarter of fiscal 2012. GAAP net loss attributable to SemiLEDs stockholders for the fourth quarter of fiscal 2013 was $17.9 million, or a net loss of $0.64 per diluted share, compared to GAAP net loss attributable to SemiLEDs stockholders of $24.6 million, or a net loss of $0.90 per diluted share, for the fourth quarter of fiscal 2012.

“We continue to pursue our strategy of lowering our dependency on general lighting chip sales where supply is exceeding demand, while at the same time broadening our component and UV product lines where pricing pressure is reduced,” said Trung Doan, Chairman, President and CEO. “Our goal is to improve gross margin and operating cash flow,” concluded Doan.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the fourth quarter of fiscal 2013 was $7.3 million, or a net loss of $0.26 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $16.6 million, or a net loss of $0.60 per diluted share, for the fourth quarter of fiscal 2012.

Revenue for fiscal 2013 was $18.0 million, a 39% decrease compared to $29.3 million for fiscal 2012.  GAAP net loss attributable to SemiLEDs stockholders for fiscal 2013 was $43.7 million, or a net loss of $1.58 per diluted share, compared to GAAP net loss attributable to SemiLEDs stockholders of $49.5 million, or a net loss of $1.80 per diluted share, for fiscal 2012.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for fiscal 2013 was $27.8 million, or a net loss of $1.01 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $37.8 million, or a net loss of $1.38 per diluted share, for fiscal 2012.

GAAP gross margin for the fourth quarter of fiscal 2013 was negative 103%, compared with gross margin for the fourth quarter of fiscal 2012 of negative 55%. Operating margin for the fourth quarter of fiscal 2013 was negative 523% compared with negative 296% in the fourth quarter of fiscal 2012.  Margins for the fourth quarter of fiscal 2013 were negatively impacted by reduction in revenues, excess capacity charge for our LED chips and impairment of long-lived assets.

The Company’s cash and cash equivalents were $36.3 million at the end of the fourth quarter of fiscal 2013, compared to the third quarter fiscal 2013 ending balance of $41.4 million. Cash used in operating activities was $4.7 million in the fourth quarter of fiscal 2013.

Conference Call Information

SemiLEDs will discuss these financial results and our first quarter guidance in a conference call today at 8:00 a.m. Eastern Standard Time (5:00 a.m. Pacific Standard Time, 9:00 p.m. China Standard Time). The public is invited to listen to a live webcast of the conference call on the Investors section of the Company’s website at http://investors.semileds.com/events.cfm.

A replay of the webcast will be available on the Investors section of the Company’s website approximately three hours after the conclusion of the call and remain available for approximately 90 calendar days.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, and horticulture. SemiLEDs sells blue, green and UV LED chips.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges, non-cash impairment charges on long-lived assets, goodwill and investment, provision for litigation settlement, and the related tax effect of the applicable items, if any. In addition to the non-GAAP financial measures discussed above, SemiLEDs also uses free cash flow as a measure of operating performance. Free cash flow represents cash provided by operating activities less capital expenditures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of future revenues, income, margins or other financial information; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Timothy Lin

Interim Chief Financial Officer

SemiLEDs Corporation

415-471-2700

investor@semileds.com

Erica Mannion

Investor Relations

Sapphire Investor Relations, LLC

415-471-2700

investor@semileds.com

SEMILEDS CORPORATION

Consolidated Balance Sheets

(In thousands of U.S. dollars)

	August 31, 2013	August 31, 2012
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$36,272	$47,228
Short-term investments	—	8,831
Accounts receivable, net	2,152	4,759
Accounts receivable from related parties, net	120	157
Inventories	10,500	13,016
Prepaid expenses and other current assets	1,080	1,130
Total current assets	50,124	75,121
Property, plant and equipment, net	30,473	46,642
Intangible assets, net	1,379	1,552
Goodwill, net	59	1,072
Investments in unconsolidated entities	2,275	1,821
Other assets	1,395	1,326
TOTAL ASSETS	$85,705	$127,534
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Notes payable to banks	$—	$1,585
Current installments of long-term debt	2,294	967
Accounts payable	3,534	5,768
Accrued expenses and other current liabilities	6,825	4,969
Deferred income, current portion	51	51
Total current liabilities	12,704	13,340
Long-term debt, excluding current installments	6,169	4,953
Deferred income, net of current portion	339	390
Total liabilities	19,212	18,683
Commitments and contingencies
EQUITY:
SemiLEDs stockholders’ equity
Common stock	—	—
Additional paid-in capital	169,114	167,070
Accumulated other comprehensive income	5,557	5,179
Accumulated deficit	(108,155)	(64,431)
Total SemiLEDs stockholders’ equity	66,516	107,818
Noncontrolling interests	(23)	1,033
Total equity	66,493	108,851
TOTAL LIABILITIES AND EQUITY	$85,705	$127,534

SEMILEDS CORPORATION

Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended August 31,		Years Ended August 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, net	$3,384	$5,469	$17,967	$29,299
Cost of revenues	6,884	8,473	32,665	34,901
Gross loss	(3,500)	(3,004)	(14,698)	(5,602)
Operating expenses:
Research and development	1,189	1,508	4,592	7,443
Selling, general and administrative	2,923	4,145	11,377	14,300
Impairment of long-lived assets	10,072	7,507	10,923	7,507
Goodwill impairment	—	—	1,077	—
Provision for litigation settlement	—	—	—	1,500
Total operating expenses	14,184	13,160	27,969	30,750
Loss from operations	(17,684)	(16,164)	(42,667)	(36,352)
Other income (expenses):
Impairment loss on investment	—	—	(1,885)	—
Equity in losses from unconsolidated entities, net	(77)	(8,744)	(249)	(13,619)
Interest income, net	2	27	11	37
Other income, net	55	49	213	193
Foreign currency transaction gain (loss), net	(248)	130	(58)	(208)
Total other expenses, net	(268)	(8,538)	(1,968)	(13,597)
Loss before income taxes	(17,952)	(24,702)	(44,635)	(49,949)
Income tax expense	—	—	3	—
Net loss	(17,952)	(24,702)	(44,638)	(49,949)
Less: Net loss attributable to noncontrolling interests	(95)	(83)	(914)	(492)
Net loss attributable to SemiLEDs stockholders	$(17,857)	$(24,619)	$(43,724)	$(49,457)
Net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	$(0.64)	$(0.90)	$(1.58)	$(1.80)
Shares used in computing net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	27,779	27,487	27,630	27,414

SEMILEDS CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except per share data)

	Three Months Ended August 31,		Years Ended August 31,
Non-GAAP Net Loss	2013	2012	2013	2012

GAAP net loss attributable to SemiLEDs stockholders	$(17,857)	$(24,619)	$(43,724)	$(49,457)
Adjustments:
Stock-based compensation expense	523	502	2,020	2,616
Impairment of long-lived assets	10,072	7,507	10,923	7,507
Goodwill impairment	—	—	1,077	—
Provision for litigation settlement	—	—	—	1,500
Impairment loss on investment	—	—	1,885	—
Income tax effect	—	—	—	—
Non-GAAP net loss attributable to SemiLEDs stockholders	$(7,262)	$(16,610)	$(27,819)	$(37,834)

Diluted net loss per share attributable to SemiLEDs stockholders:
GAAP net loss	$(0.64)	$(0.90)	$(1.58)	$(1.80)
Non-GAAP net loss	$(0.26)	$(0.60)	$(1.01)	$(1.38)

	Three Months Ended August 31,		Years Ended August 31,
Free Cash Flow	2013	2012	2013	2012

Net cash used in operating activities	$(4,660)	$(5,234)	$(14,461)	$(15,771)
Less: Capital expenditures	83	1,218	2,716	11,569
Total free cash flows	$(4,743)	$(6,452)	$(17,177)	$(27,340)